UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  February 27, 2006


                         TECHNOLOGY RESEARCH CORPORATION
             (Exact name of registrant as specified in its charter)

                                     Florida
                  (State or other jurisdiction of incorporation)

                        Commission File Number:  0-13763

               I.R.S. Employer Identification Number:  59-2095002

                             5250-140th Avenue North
                           Clearwater, Florida  33760
                                 (727) 535-0572
          (Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  1.01     ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.

     At its February 21, 2006 meeting, the Board of Directors of Technology Research Corporation, upon recommendation of the Compensation Committee, approved a one time grant of 2,000 shares of Technology Research Corporation common stock to Mr. Wiggins, and each of the outside directors, Messrs. Murphy, Chastelet, Poad and Walker. This award was in recognition of their business leadership and direction in restoring financial stability and profitability to the Company.

     Also at the February 21st meeting, the Board of Directors approved an increase in fees that are paid to outside directors in order to be commensurate with the time and effort expended by each outside director. The annual retainer was increased from $15,000 to $20,000, board meeting fees were increased from $1,000 to $2,000, committee meeting fees (including telephonic meetings) were increased from $500 to $750. The audit committee chairman's fee was increased from $5,000 to $7,500, and the annual fee paid to each of the other committee chairs was increased to $2,500.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   TECHNOLOGY  RESEARCH CORPORATION


Date:   February  27,  2006   By:  /s/Robert  S.  Wiggins
                                   ---------------------------------------------
                                   Robert  S.  Wiggins,  Chairman  of the Board,
                                   Chief  Executive  Officer
                                   (Principal  Executive  Officer)



                              By:  /s/  Barry  H.  Black
                                   ---------------------------------------------
                                   Barry  H.  Black,  Chief  Financial  Officer
                                   (Principal  Financial and Accounting Officer)

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